Exhibit 10(c)

Approved by ALLETE Board
of Directors on July 26, 2013

ALLETE and Affiliated Companies
Compensation Recovery Policy

The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to adopt a Compensation Recovery Policy (“Policy”) that will allow ALLETE (together with its affiliates, the “Company”) to recover incentive payments and other forms of compensation (at the discretion of the Board) from Section 16 Officers in the event of a Financial Restatement, and from Covered Executives in the event of an Error or Misconduct. The Policy is generally effective January 1, 2011 and shall apply to all incentive payments earned on or after that date, and, to the extent required by applicable law, to payments earned before that date.

Definitions

“Administrator” means, with respect to Section 16 Officers, the Executive Compensation Committee of the Board, and with respect to any other Covered Executive, the Company.
“Covered Executive” means an individual who is or was either a Section 16 Officer or an Incentive Plan Participant, or both.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. Law No. 111-203, as amended from time to time.
“Error” means a Covered Executive received an incentive award payment based on the attainment of performance criteria, the measurement of which is later determined by the Administrator, in its sole discretion, to be materially inaccurate, without regard to whether the inaccuracy is the result of Misconduct.
“Financial Restatement” means that the Company is or was required to prepare financial restatement due to material non-compliance with any financial reporting requirement under the securities laws of the United States.
“Incentive Plan Participant” means an individual, whether or not an employee at the time of an event triggering this Policy, who is or becomes entitled to receive any payment pursuant to the Company's annual incentive plan, payment on account of an award granted pursuant to the Company's long-term incentive plan, or both.
“Misconduct” means the occurrence of either or both of the following, as determined by the Administrator, in its sole discretion:
(a)    an act or omission by the Covered Executive involving dishonesty in connection with his or her responsibilities as an employee of the Company; or
(b)    the Covered Executive's conviction of, or entry of a plea of nolo contendere to, any felony or a misdemeanor involving moral turpitude, provided that a misdemeanor motor vehicle violation will not constitute a crime of moral turpitude unless it involves driving while impaired within the scope of employment or another serious driving offense committed within the scope of employment.

Misconduct can occur regardless of whether the Company discovers the Misconduct before or after the Covered Executive's employment with the Company is terminated and regardless of whether the Company terminates the Covered Executive on account of Misconduct.
“Section 16 Officer” means any individual, whether or not an employee at the time of an event triggering this Policy, determined by the Company to be currently or formerly subject to Section 16 of the Securities Exchange Act of 1934.

Administration

The Administrator shall administer this Policy and shall have sole and express discretionary authority to interpret and administer this Policy and to make all determinations with respect to this Policy in its sole discretion. The Administrator may consult with the Board from time to time as the Administrator deems appropriate. All determinations of the Administrator shall be final and binding on all Covered Executives.

Applicability

This Policy applies to all Covered Executives and supplements the provisions on forfeiture or termination of amounts payable under Company plans or agreements. The terms and conditions of any incentive award program under which Covered Executives may receive incentive payments from the Company and each individual award pursuant to any such program shall incorporate the requirements of this Policy.

Events that Permit Recovery

If the Administrator determines, in its sole discretion, that any one or more of the following events has occurred, it may require recovery of amounts from a Covered Executive in accordance with this Policy:

With respect to Section 16 Officers:

•	a Financial Restatement; and

With respect to Covered Executives:

•	Error; and, or

•	Misconduct.

Amount of Recovery

The amount of an incentive payment subject to forfeiture or recovery on account of and upon Financial Restatement, with respect to Section 16 Officers, or an Error, with respect to Covered Executives, shall be the amount of the incentive payment to the individual in excess of the amount that would have been paid (or if no amount would have been paid, the entire amount) according to the restated financial statements or the corrected performance metric criteria or other Error. The right to recovery shall apply to incentive payments that were received during the three years prior to the date on which the Company is required to prepare a Financial Restatement or the Company discovers an Error, as applicable.

The amount subject to forfeiture or recovery on account of and upon Misconduct shall be the entire amount of any incentive payment or bonus that is attributable to, or relates to, the period during which the Misconduct occurred and any subsequent period, regardless of when the incentive payment or bonus is or was earned and paid.

In addition, the Administrator may equitably adjust or recover from a Covered Executive, the amount of any other payment the amount of which is based in whole or in part on an incentive award payment forfeited or recovered pursuant to this Policy.

Sources of Repayment

If the Administrator determines that a Covered Executive must repay any amounts to the Company, the Administrator may, in its sole discretion, authorize the reduction of future payments or seek repayment or return of prior payments to the Covered Executive at the time and in the form specified by the Administrator. Without limiting the foregoing, the Company shall have the right to withhold any such repayment amount from any compensation otherwise payable to the Covered Executive, including but not limited to unpaid incentive payments, executive retirement benefits and elective and non-elective deferrals under the ALLETE and Affiliated Companies Supplemental Executive Retirement Plan and The ALLETE and Affiliated Companies Supplemental Executive Retirement Plan II, wages or any other amounts payable by the Company to the Covered Executive. All actions by the Company to recover incentive payments or other compensation shall be taken in accordance with applicable law.

Notice

The Company shall take all appropriate steps to inform Covered Executives of this Policy, so that such Policy shall be enforceable to the fullest extent legally permissible. These steps may include, but not be limited to providing that this Policy shall be acknowledged by Covered Executives, and incorporating the terms of this policy into the terms of any incentive plan or incentive award agreement applicable to Covered Executives. In addition, the Company shall take all appropriate steps to disclose this policy in accordance with the requirements of the Dodd-Frank Act.

Coordination with Law

This policy is designed, and shall be interpreted, to comply with section 954 of the Dodd-Frank Act, and Section 10D of the Securities Exchange Act of 1934, as amended, and, in each case, any regulations promulgated with respect thereto, and in the event that any provision of this Policy is inconsistent with any requirement of the Dodd-Frank Act or any interpretive regulations issued thereunder, the Administrator shall administer this Policy to comply with the Dodd-Frank Act and the regulations. In addition, the Administrator shall have the authority to amend this Policy at any time as the Administrator deems necessary or appropriate, in its sole discretion, to comply with the requirements of the Dodd-Frank Act and the regulations.

General Rights

This Policy shall not limit the rights of the Company to take any other actions or pursue other remedies that the Company may deem appropriate under the circumstances and under applicable law.
This Policy may be amended from time to time by the Board.

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